EXHIBIT 99.1

Monarch Community Bancorp, Inc. Announces Quarterly Dividend

COLDWATER, Mich., May 21, 2008 (PRIME NEWSWIRE) -- Monarch Community Bancorp, Inc. (Nasdaq:MCBF), the holding company for Monarch Community Bank, today announced a quarterly dividend of 9 cents per share.

The cash dividend is payable on June 13, 2008 to shareholders of record as of the close of business on May 30, 2008.

Monarch Community Bank continues to maintain a strong capital position. Donald L. Denney, President and Chief Executive Officer of the Company, stated: "We are excited to continue to share earnings with our shareholders and that our strong capital position allows us to do so."

Monarch Community Bank is headquartered in Coldwater, Michigan and operates six full-service retail offices in Branch, Calhoun and Hillsdale counties.

For additional information, visit Monarch Community Bancorp's website at www.monarchcb.com.

CONTACT:  Monarch Community Bank
          Donald L. Denney, President and CEO
          (517) 279-3978